UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015
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Phillips Edison Grocery Center REIT II, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-55438	61-1714451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 554-1110
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 2, 2015, the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of Phillips Edison Grocery Center REIT II, Inc. (the “Company”) approved the Company’s entry into a new advisory agreement (the “New Advisory Agreement”) with Phillips Edison Grocery Center Operating Partnership II, L.P. (the “Operating Partnership”) and Phillips Edison NTR II LLC (“PE-NTR II”). The New Advisory Agreement will be effective on December 3, 2015, following the termination of the Company’s current advisory agreement (the “Current Advisory Agreement”) with American Realty Capital PECO II Advisors, LLC (“ARC”). Under the New Advisory Agreement, PE-NTR II will provide the same advisory and asset management services that ARC and PE-NTR II provide under the Current Advisory Agreement and the current sub-advisory agreement. The New Advisory Agreement will have a one year term, but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the parties.
The New Advisory Agreement will have a similar fee structure to the Current Advisory Agreement, however, beginning January 1, 2016, the Company will no longer pay the 0.75% financing coordination fee. In addition, beginning January 1, 2016, the asset management fee will remain at 1.0% of the cost of the Company’s assets, but will be paid 80% in cash and 20% in Class B units of the Operating Partnership instead of entirely in Class B units. The cash portion of the asset management fee will be paid on a monthly basis in arrears at the rate of 0.06667% multiplied by the cost of the Company’s assets as of the last day of the preceding monthly period. Under a first amendment to the amended and restated agreement of limited partnership of the Operating Partnership, the Class B units portion of the asset management fee will be based on the rate of 0.05% (instead of 0.25%) multiplied by the cost of the Company’s assets. The Class B units will continue to be issued quarterly in arrears and will remain subject to existing forfeiture provisions. The Conflicts Committee approved these fee changes after a review of the compensation paid by peer group companies to their external advisors.
Except as noted above, there are no material differences between the Current Advisory Agreement and the New Advisory Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
On November 2, 2015, the Company’s Conflicts Committee determined to terminate the Current Advisory Agreement with ARC, which termination will be effective December 3, 2015. The termination was “without cause.” The current sub-advisory agreement with PE-NTR II will terminate in conjunction with the termination of the Current Advisory Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

Date: November 6, 2015	By:	/s/ Devin I. Murphy
Devin I. Murphy
Chief Financial Officer